UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 6, 2013

Aflac Incorporated
(Exact name of registrant as specified in its charter)

Georgia	001-07434	58-1167100
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1932 Wynnton Road, Columbus, Georgia		31999
(Address of principal executive offices)		(Zip Code)

706.323.3431
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

     The Annual Meeting of the Shareholders of Aflac Incorporated (the “Company”) was held on May 6, 2013. Matters submitted to the shareholders and voted upon at the meeting, which are more fully described in the Company's Proxy Statement, are as follows: (1) Election of 14 members to the board of directors; (2) Approval of a non-binding advisory proposal on compensation of the Company's named executive officers as described in the Proxy Statement; and (3) Ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2013. The shareholders approved proposals (1), (2) and (3).

     The following is a summary of the votes cast, as well as the number of abstention and broker non-votes, as to each proposal, including a separate tabulation with respect to each nominee for director.

VOTES
	For	Against	Abstentions	Broker Non-Votes
(1) Election of 14 members to the board of directors:
Daniel P. Amos	879,755,142	9,028,029	4,612,245	69,714,777
John Shelby Amos II	860,529,130	28,611,837	4,254,449	69,714,777
Paul S. Amos II	865,674,878	23,732,145	3,988,393	69,714,777
W. Paul Bowers	886,719,716	2,640,735	4,034,965	69,714,777
Kriss Cloninger III	822,831,992	66,513,344	4,050,080	69,714,777
Elizabeth J. Hudson	880,725,566	8,700,844	3,969,006	69,714,777
Douglas W. Johnson	886,392,939	2,842,520	4,159,957	69,714,777
Robert B. Johnson	881,657,335	7,599,072	4,139,009	69,714,777
Charles B. Knapp	879,692,509	9,888,531	3,814,376	69,714,777
E. Stephen Purdom, M.D.	879,682,358	9,737,249	3,975,809	69,714,777
Barbara K. Rimer, Dr. PH	879,623,040	9,760,286	4,012,090	69,714,777
Melvin T. Stith	885,955,049	3,217,959	4,222,408	69,714,777
David Gary Thompson	884,715,995	4,582,244	4,097,177	69,714,777
Takuro Yoshida	886,750,962	2,853,900	3,790,554	69,714,777

(2) Non-binding advisory proposal on executive compensation	872,461,491	16,504,582	4,429,343	69,714,777

(3) Ratification of appointment of KPMG LLP as independent registered public accounting firm of the Company for the year ending December 31, 2013	953,571,060	7,260,977	2,278,156	0

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aflac Incorporated

May 9, 2013	/s/ June Howard

(June Howard)
Senior Vice President, Financial Services
Chief Accounting Officer

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